Exhibit 4.(i)(1)


                               SWING-N-SLIDE CORP.



                                       TO


                          FIRSTAR BANK MILWAUKEE, N.A.

                                     Trustee






                                    INDENTURE

                           Dated as of March 27, 1998





                10% Convertible Subordinated Debentures due 2004

                               SWING-N-SLIDE CORP.

                         Reconciliation and tie between
                         Trust Indenture Act of 1939 and
                      Indenture, dated as of March 27, 1998

   Trust Indenture
   Act Section                                      Indenture Section


   Section  310(a)(1)                               6.09
        (a)(2)                                      6.09
        (a)(3)                                      Not Applicable
        (a)(4)                                      Not Applicable
        (b)                                         6.08
                                                    6.10
   Section  311(a)                                  6.13(a)
        (b)                                         6.13(b)
        (b)(2)                                      7.03(a)(2)
   Section  312(a)                                  7.01
                                                    7.02(a)
        (b)                                         7.02(b)
        (c)                                         7.02(c)
   Section  313(a)                                  7.03(a)
        (b)                                         7.03(b)
        (c)                                         7.03(a), 7.03(b)
        (d)                                         7.03(c)
   Section  314(a)                                  7.04, 10.04
        (b)                                         Not Applicable
        (c)(1)                                      1.02
        (c)(2)                                      1.02
        (c)(3)                                      Not Applicable
        (d)                                         Not Applicable
        (e)                                         1.02
   Section  315(a)                                  6.01(a)
        (b)                                         6.02
                                                    7.03(a)(6)
        (c)                                         6.01(b)
        (d)                                         6.01(c)
        (d)(1)                                      6.01(a)(1), (2)
        (d)(2)                                      6.01(c)(2)
        (d)(3)                                      6.01(c)(3)
        (e)                                         5.14
   Section  316(a)
        (a)(1)(A)                                   5.12
        (a)(1)(B)                                   5.13
        (a)(2)                                      Not Applicable
        (b)                                         5.08
        (c)                                         5.13
   Section  317(a)(1)                               5.03
        (a)(2)                                      5.04
        (b)                                         10.03
   Section  318(a)                                  1.07

   Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.


                                TABLE OF CONTENTS

   PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   ARTICLE I.  DEFINITIONS AND OTHER PROVISIONS
             OF GENERAL APPLICATION  . . . . . . . . . . . . . . . . . .    1
        SECTION 1.01   Definitions . . . . . . . . . . . . . . . . . . .    1
        SECTION 1.02.  Compliance Certificates and Opinions  . . . . . .    6
        SECTION 1.03.  Form of Documents Delivered to Trustee  . . . . .    6
        SECTION 1.04.  Acts of Securityholders . . . . . . . . . . . . .    7
        SECTION 1.05.  Notices, etc., to Trustee and Company . . . . . .    8
        SECTION 1.06.  Notice to Securityholders; Waiver . . . . . . . .    8
        SECTION 1.07.  Conflict with Trust Indenture Act . . . . . . . .    8
        SECTION 1.08.  Effect of Headings and Table of Contents  . . . .    8
        SECTION 1.09.  Successors and Assigns  . . . . . . . . . . . . .    8
        SECTION 1.10.  Separability Clause . . . . . . . . . . . . . . .    9
        SECTION 1.11.  Benefits of Indenture . . . . . . . . . . . . . .    9
        SECTION 1.12.  Governing Law; Choice of Forum  . . . . . . . . .    9
        SECTION 1.13.  Legal Holidays  . . . . . . . . . . . . . . . . .    9

   ARTICLE II.  SECURITY FORMS . . . . . . . . . . . . . . . . . . . . . .  9
        SECTION 2.01.  Forms Generally . . . . . . . . . . . . . . . . . .  9
        SECTION 2.02.  Form of Face of Security  . . . . . . . . . . . .   10
        SECTOPM 2.03.  Form of Reverse of Security . . . . . . . . . . . . 11
        SECTION 2.04.  Form of Trustee's Certificate of Authentication .   14
        SECTION 2.05.  Form of Election to Convert . . . . . . . . . . .   14

   ARTICLE III.  THE SECURITIES  . . . . . . . . . . . . . . . . . . . .   15
        SECTION 3.01.  Title and Terms . . . . . . . . . . . . . . . . .   15
        SECTION 3.02.  Denominations . . . . . . . . . . . . . . . . . .   15
        SECTION 3.03.  Execution, Authentication, Delivery and Dating  .   15
        SECTION 3.04.  Temporary Securities  . . . . . . . . . . . . . .   16
        SECTION 3.05.  Registration, Registration of Transfer and
                       Exchange  . . . . . . . . . . . . . . . . . . . .   16
        SECTION 3.06.  Mutilated, Destroyed, Lost and Stolen Securities    17
        SECTION 3.07.  Payment of Interest; Interest Rights Preserved  .   18
        SECTION 3.08.  Persons Deemed Owners . . . . . . . . . . . . . .   19
        SECTION 3.09.  Cancellation  . . . . . . . . . . . . . . . . . .   19
        SECTION 3.10.  Computation of Interest . . . . . . . . . . . . .   19
        SECTION 3.11.  CUSIP Numbers . . . . . . . . . . . . . . . . . .   19

   ARTICLE IV.  SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . .   20
        SECTION 4.01.  Satisfaction and Discharge of Indenture . . . . .   20
        SECTION 4.02.  Application of Trust Money  . . . . . . . . . . .   21

   ARTICLE V.  REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . .   21
        SECTION 5.01.  Events of Default . . . . . . . . . . . . . . . .   21
        SECTION 5.02.  Acceleration of Maturity; Rescission and
                       Annulment . . . . . . . . . . . . . . . . . . . .   22
        SECTION 5.03.  Collection of Indebtedness and Suits for
                       Enforcement by Trustee  . . . . . . . . . . . . .   23
        SECTION 5.04.  Trustee May File Proofs of Claim  . . . . . . . .   23
        SECTION 5.05.  Trustee May Enforce Claims Without Possession of
                       Securities  . . . . . . . . . . . . . . . . . . .   24
        SECTION 5.06.  Application of Money Collected  . . . . . . . . .   24
        SECTION 5.07.  Limitation on Suits . . . . . . . . . . . . . . .   24
        SECTION 5.08.  Unconditional Right of Holders to Receive
                       Principal, Premium and Interest and to Convert  .   25
        SECTION 5.09.  Restoration of Rights and Remedies  . . . . . . .   25
        SECTION 5.10.  Rights and Remedies Cumulative  . . . . . . . . .   25
        SECTION 5.11.  Delay or Omission Not Waiver  . . . . . . . . . .   26
        SECTION 5.12.  Control by Holders  . . . . . . . . . . . . . . .   26
        SECTION 5.13.  Waiver of Past Defaults . . . . . . . . . . . . .   26
        SECTION 5.14.  Undertaking for Costs . . . . . . . . . . . . . .   27
        SECTION 5.15.  Waiver of Stay or Extension Laws  . . . . . . . .   27

   ARTICLE VI.  THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . .   27
        SECTION 6.01.  Certain Duties and Responsibilities . . . . . . .   27
        SECTION 6.02.  Notice of Defaults  . . . . . . . . . . . . . . .   28
        SECTION 6.03.  Certain Rights of Trustee . . . . . . . . . . . .   28
        SECTION 6.04.  Not Responsible for Recitals or Issuances of
                       Securities  . . . . . . . . . . . . . . . . . . .   29
        SECTION 6.05.  May Hold Securities . . . . . . . . . . . . . . .   30
        SECTION 6.06.  Money Held in Trust . . . . . . . . . . . . . . .   30
        SECTION 6.07.  Compensation and Reimbursement  . . . . . . . . .   30
        SECTION 6.08.  Disqualification; Conflicting Interests . . . . .   30
        SECTION 6.09.  Corporate Trustee Required; Eligibility . . . . .   35
        SECTION 6.10.  Resignation and Removal; Appointment of
                       Successor . . . . . . . . . . . . . . . . . . . .   35
        SECTION 6.11.  Acceptance of Appointment by Successor  . . . . .   36
        SECTION 6.12.  Merger, Conversion, Consolidation or Succession
                       to Business . . . . . . . . . . . . . . . . . . .   36
        SECTION 6.13.  Preferential Collection of Claims Against
                       Company . . . . . . . . . . . . . . . . . . . . .   37
        SECTION 6.14.  Appointment of Authenticating Agent . . . . . . .   40

   ARTICLE VII.  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . .   41
        SECTION 7.01.  Company to Furnish Trustee Names and Addresses of
                       Holders . . . . . . . . . . . . . . . . . . . . .   41
        SECTION 7.02.  Preservation of Information Communications to
                       Holders . . . . . . . . . . . . . . . . . . . . .   42
        SECTION 7.03.  Reports by Trustee  . . . . . . . . . . . . . . .   43
        SECTION 7.04.  Reports by Company  . . . . . . . . . . . . . . .   44

   ARTICLE VIII.  CONSOLIDATION, MERGER, CONVEYANCE,
             TRANSFER OR LEASE . . . . . . . . . . . . . . . . . . . . .   44
        SECTION 8.01.  Company May Consolidate, etc. Only on Certain
                       Terms . . . . . . . . . . . . . . . . . . . . . .   44
        SECTION 8.02.  Successor Corporation Substituted . . . . . . . .   45

   ARTICLE IX.  SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . .   45
        SECTION 9.01.  Supplemental Indentures Without Consent of
                       Holders . . . . . . . . . . . . . . . . . . . . .   45
        SECTION 9.02.  Supplemental Indentures with Consent of Holders .   46
        SECTION 9.03.  Execution of Supplemental Indentures  . . . . . .   46
        SECTION 9.04.  Effect of Supplemental Indentures . . . . . . . .   47
        SECTION 9.05.  Conformity with Trust Indenture Act . . . . . . .   47
        SECTION 9.06.  Reference in Securities to Supplemental
                       Indentures  . . . . . . . . . . . . . . . . . . .   47

   ARTICLE X.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .   47
        SECTION 10.01.  Payment of Principal, Premium and Interest . . .   47
        SECTION 10.02.  Maintenance of Office or Agency  . . . . . . . .   47
        SECTION 10.03.  Money for Securities Payments to Be Held in
                        Trust  . . . . . . . . . . . . . . . . . . . . .   47
        SECTION 10.04.  Statement as to Compliance . . . . . . . . . . .   48
        SECTION 10.05.  Further Instruments and Acts . . . . . . . . . .   49

   ARTICLE XI.  OPTIONAL REDEMPTION OF SECURITIES  . . . . . . . . . . .   49
        SECTION 11.01.  Right of Redemption  . . . . . . . . . . . . . .   49
        SECTION 11.02.  Applicability of Article . . . . . . . . . . . .   49
        SECTION 11.03.  Election to Redeem; Notice to Trustee  . . . . .   49
        SECTION 11.04.  Selection by Trustee of Securities to Be
                        Redeemed . . . . . . . . . . . . . . . . . . . .   49
        SECTION 11.05.  Notice of Redemption . . . . . . . . . . . . . .   50
        SECTION 11.06.  Deposit of Redemption Price  . . . . . . . . . .   50
        SECTION 11.07.  Securities Payable on Redemption Date  . . . . .   51
        SECTION 11.08.  Securities Redeemed in Part  . . . . . . . . . .   51

   ARTICLE XII.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . .   51

   ARTICLE XIII.  CONVERSION OF SECURITIES . . . . . . . . . . . . . . .   51
        SECTION 13.01.  Right of Conversion  . . . . . . . . . . . . . .   51
        SECTION 13.02.  Issuance of Common Stock; Time of Conversion . .   52
        SECTION 13.03.  No Adjustments in Respect of Interest or
                        Dividends  . . . . . . . . . . . . . . . . . . .   53
        SECTION 13.04.  Adjustment of Conversion Price . . . . . . . . .   53
        SECTION 13.05.  No Fractional Shares . . . . . . . . . . . . . .   55
        SECTION 13.06.  Consolidation, Merger or Sale of Assets  . . . .   56
        SECTION 13.07.  Prior Notice of Certain Events . . . . . . . . .   56
        SECTION 13.08.  Shares to be Reserved; Accounting Treatment of
                        Consideration  . . . . . . . . . . . . . . . . .   57
        SECTION 13.09.  Registration and Listing of Shares . . . . . . .   57
        SECTION 13.10.  Taxes and Charges  . . . . . . . . . . . . . . .   58
        SECTION 13.11.  Trustee and Conversion Agents Not Liable . . . .   58

   ARTICLE XIV.  SUBORDINATION OF SECURITIES . . . . . . . . . . . . . .   58
        SECTION 14.01.  Securities Subordinate to Senior Indebtedness  .   58
        SECTION 14.02.  Payment Over of Proceeds Upon Dissolution Etc. .   58
        SECTION 14.03.  Prior Payment to Senior Indebtedness Upon
                        Acceleration of Securities . . . . . . . . . . .   59
        SECTION 14.04.  No Payment When Senior Indebtedness in Default .   60
        SECTION 14.05.  Payment Permitted if No Default  . . . . . . . .   60
        SECTION 14.06.  Subrogation to Rights of Holders of Senior
                        Indebtedness . . . . . . . . . . . . . . . . . .   61
        SECTION 14.07.  Provisions Solely to Define Relative Rights  . .   61
        SECTION 14.08.  Trustee to Effectuate Subordination  . . . . . .   61
        SECTION 14.09.  No Waiver of Subordination Provisions  . . . . .   61
        SECTION 14.10.  Notice to Trustee  . . . . . . . . . . . . . . .   62
        SECTION 14.11.  Reliance on Judicial Order or Certificate of
                        Liquidating Agent  . . . . . . . . . . . . . . .   62
        SECTION 14.12.  Trustee Not Fiduciary For Holders of Senior
                        Indebtedness . . . . . . . . . . . . . . . . . .   63
        SECTION 14.13.  Rights of Trustee as Holder of Senior
                        Indebtedness; Preservation of Trustee's Rights .   63
        SECTION 14.14.  Article Applicable to Paying Agent . . . . . . .   63

   ARTICLE XV.  REPURCHASE OF SECURITIES BY THE COMPANY
             UPON THE OCCURRENCE OF A CONTINGENT EVENT . . . . . . . . .   63
        SECTION 15.01.  Obligation to Repurchase . . . . . . . . . . . .   63
        SECTION 15.02.  Notice; Method of Exercising Repurchase Right  .   63
        SECTION 15.03.  Certain Definitions  . . . . . . . . . . . . . .   64


             INDENTURE, dated as of March 27, 1998, between Swing-N-Slide Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1212 Barberry Drive, Janesville, Wisconsin 53545, and Firstar Bank Milwaukee, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee hereunder (herein called the "Trustee").

                             RECITALS OF THE COMPANY

             The Company has duly authorized the creation of an issue of its Securities (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

             All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

             NOW, THEREFORE, THIS INDENTURE WITNESSETH:

             For and in consideration of the premises and the purchase of the Securities by the Securityholders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Securityholders, as follows:

                                   ARTICLE I.

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

             SECTION 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

             (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

             (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

             (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

             (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

             Certain terms, used principally in Article VI, are defined in that Article.

             "Act" when used with respect to any Securityholder has the meaning specified in Section 1.04.

             "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

             "Board of Directors" means either the board of directors of the Company or any committee of that board duly authorized to act for such board hereunder.

             "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

             "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

             "Certificate of a Firm of Independent Public Accountants" means a certificate signed by a nationally recognized independent certified public accountant or a firm of nationally recognized independent certified public accountants (who may be the independent certified public accountants regularly retained by the Company) reasonably acceptable to the Trustee. Such accountant or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to such certificate. Any certificate or opinion of any independent firm of certified public accountants filed with the Trustee shall contain a statement that such firm is independent.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

             "Common Stock" means all shares now or hereafter authorized of the class of Common Stock of the Company currently authorized and stock of any other class into which such shares may hereafter have been changed.

             "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

             "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

             "Contingent Event" has the meaning specified in Section 15.03.

             "Corporate Trust Office" means the principal office of the Trustee in Milwaukee, Wisconsin at which at any particular time its corporate trust business shall be administered.

             "Corporation" includes corporations, associations, companies and business trusts.

             "Debt" of any Person means at any due, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person as lessee under leases which are or may be capitalized under generally accepted accounting principles, (iv) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person, or (v) all Debt of others for the payment of which such Person is responsible or liable as obligor, guarantor or otherwise.

             "Defaulted Interest" has the meanings specified in Section 3.07.

             "Event of Default" has the meaning specified in Section 5.01.

             "Holder" or "Securityholder" means a Person in whose name a Security is registered in the Security Register.

             "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

             "Independent," when used with respect to any specified Person, means such a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, and (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, organizer, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

             "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

             "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

             "Newco" means Newco, Inc., a Wisconsin corporation and any successor thereto.

             "Newco Indebtedness" means the principal, premium, if any, and unpaid interest on indebtedness for money borrowed by Newco and guaranteed by the Company (at any time and from time to time), whether outstanding on the date hereof or hereafter, and all renewals, extensions and refundings of any such Debt; provided, however, that the following shall not constitute Newco Indebtedness: any Debt which by its terms refers explicitly to the Securities issued hereunder and states that such Debt shall not be senior in right of payment thereto.

             "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

             "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee.

             "Outstanding," when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under the Indenture, except:

             (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Securityholders; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

             (iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

   provided, however that in determining whether the Securityholders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to and with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities.

             "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

             "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.

             "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

             "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

             "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

             "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1st or the October 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

             "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters and also means, with respect to a particular trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

             "Securities" has the meaning specified in the recitals to this instrument.

             "Security Holder" or "Holder" means a person in whose name a Security is registered in the Security Register.

             "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

             "Senior Indebtedness" means all Debts, obligations and liabilities of the Company arising under the guarantee by the Company of the Newco Indebtedness, whether such guarantee is outstanding on the date hereof or hereafter, and all renewals, replacements and extensions thereof.

             "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

             "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

             "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

             "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

             "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

             "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

             SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specially required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

             Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

             SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

             Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

             Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

             SECTION 1.04. Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments.
   Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

             (c) The ownership of Securities shall be proved by the Security Register.

             (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Security shall bind every future Securityholder of the same Security and the Securityholder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

             (e) Whenever the Company or the Trustee solicits an Act of the Securityholders, the Company or the Trustee, as the case may be, may fix a date as a record date for determining the Securityholders entitled to perform said Act. Such record date shall be not more than 15 days prior to the date of the solicitation of said Act.

             SECTION 1.05. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

             (1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office at the following address:

                    Firstar Bank Milwaukee, N.A.
                    c/o Firstar Trust Company
                    1555 North RiverCenter Drive
                    Suite 301
                    Milwaukee, Wisconsin  53212
                    Attention:  Corporate Trust Department; or

             (2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

             SECTION 1.06. Notice to Securityholders; Waiver. Where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Securityholder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

             In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

             SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

             SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

             SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

             SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

             SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

             SECTION 1.12. Governing Law; Choice of Forum. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Wisconsin. If any action or proceeding shall be brought by the Trustee or by a Holder of any of the Securities in order to enforce any right or remedy under this Indenture or under the Securities, the Company hereby consents and submits to the jurisdiction of the courts of the State of Wisconsin and of any Federal court sitting in The City of Milwaukee, State of Wisconsin. Any action or proceeding brought by the Company to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Indenture or the Securities shall be brought by the Company exclusively in the courts of the State of Wisconsin or in any Federal court sitting in The City of Milwaukee, State of Wisconsin.

             SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Securityholder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, provided that in the case of payment no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                   ARTICLE II.

                                 SECURITY FORMS

             SECTION 2.01. Forms Generally. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any security exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

             The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

             SECTION 2.02.  Form of Face of Security.

             10% Convertible Subordinated Debenture due 2004

             No.                                          $

             Swing-N-Slide Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________________________________________, or registered assigns, the principal sum of ______________________ _____________________________ Dollars on February 15, 2004, and to pay
   interest thereon from ________________________________________,(1) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15, in each year, commencing _________________________________________,(2) at the rate of
   10% per annum, until the principal hereof is paid or made available for payment. The first interest payment date on this Debenture is October 15, 1998. Except as otherwise provided in the following sentence, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1st and October 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. In the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest whose stated Maturity is on such Interest Payment Date shall not be payable on such Interest Payment Date and shall not be paid to the Person in whose name that Debenture (or one or more predecessor Debentures) is registered at the close of business on such Regular Record Date. Subject to the preceding sentence, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirement of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) until February 15, 1999 interest on this Debenture may, at the option of the Company, be paid by the issuance of an additional debenture, in the form of this Debenture, in the principal amount of the interest so payable, dated the Interest Payment Date for such interest payment, with interest payable as provided herein with a stated maturity of principal and interest as provided in this Debenture and otherwise identical to this Debenture.

   -----------
   (1)  Insert the date of issuance.

   (2)  Insert the first Interest Payment Date after the date of issuance.

             Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. The Indenture includes limitations on the right of the Holder to institute a proceeding, judicial or otherwise, with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy under the Indenture.

             Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.(3)

   -----------
   (3) Insert disclosure language required, if any, under sections 1271 to 1275 of the Internal Revenue Code (or successor provisions of the Internal Revenue Code).

             IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

   Dated:

   [SEAL]                             SWING-N-SLIDE CORP.


                                      By:

   Attest:


             SECTION 2.03.  Form of Reverse of Security.

             This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 10% Convertible Subordinated Debentures due 2004 (herein called the "Debentures"), limited in aggregate principal amount to Nine Million Four Hundred Ninety-Four Thousand Five Hundred Sixty-Two and 19/100 Dollars ($9,494,562.19) (plus any additional Debentures paid in lieu of cash interest as permitted herein), issued and to be issued under an Indenture, dated as of March 27, 1998 (herein called the "Indenture"), between the Company and Firstar Trust Company as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

             Subject to the provisions of the Indenture, the Holder hereof has the right, at his option, at any time prior to maturity or at least five Business Days prior to a Redemption Date, to convert the principal amount of this Debenture (or any portion of the principal amount hereof which is $1.00 or an integral multiple of $1.00) into fully paid and nonassessable (except as otherwise provided by law) shares of Common Stock of the Company at the conversion rate of 1.0 shares of Common Stock for each $______(4) principal amount of Debentures, subject to such adjustment, if any, of the conversion rate and the securities or other property issuable upon conversion as may be required by the provisions of the Indenture, except that, in case this Debenture (or any portion hereof) shall be called for redemption before maturity, such right shall terminate at the close of business on the fifth Business Day prior to the Redemption Date for this Debenture (or such portion hereof), unless in any such case the Company shall default in payment due upon such redemption, but only upon surrender of this Debenture for the property of such conversion to the Company at the designated office or agency of the Company or any other office or agency designated by the Company for such purpose pursuant to the provisions of the Indenture, accompanied by written notice that the Holder elects to convert this Debenture or any portion hereof and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered Holder or his duly authorized legal representative and transfer tax stamps or funds therefor, if required, pursuant to the provisions of the Indenture. No adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. No fractional shares are issuable upon any conversion, but in lieu thereof the Company shall pay therefor in cash as provided in the Indenture. Within ten (10) calendar days after receipt of any Debenture and an election to convert all or a portion of the principal amount of such Debenture pursuant to the terms of the Indenture, the Company will pay to the Holder any unpaid interest, accrued to the date of conversion of such Debenture, on the principal amount converted; provided that until February 15, 1999, such interest may, at the option of the Company, be paid by the issuance of an additional debenture as described in subclause (ii) on the face of this Debenture.

   ------------
   (4) Insert $4.80 for debentures issued hereunder to GreenGrass Holdings, James R. Rastetter, Brian K. Zeilinger, and Richard G. Mueller in exchange for debentures of the Company presently held by such persons, and any debentures issued with respect thereto as interest payments. Insert $4.70 for debentures issued hereunder pursuant to the Company's registration statement on Form S-2, and any debentures issued with respect thereto as interest payments.

             The Debentures are subject to redemption upon not less than 45 or more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

             In the event of redemption or conversion of this Debenture in part only, a new Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

             The indebtedness evidenced by the Debentures is, to the extent and the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of any Senior Indebtedness of the Company or provision for such payment, whether outstanding at the date of the Indenture or thereafter incurred, and each Holder of this Debenture, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes.

             If an Event of Default other than involving certain events of bankruptcy, insolvency or reorganization in respect of the Company as provided in the Indenture shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default involves certain events of bankruptcy, insolvency or reorganization in respect of the Company as provided in the Indenture shall occur, then in every such case the unpaid principal balance and all accrued and unpaid interest shall automatically become due and payable in the manner and with the effect provided in the Indenture.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Trustee (including the waiver of compliance by the Company with the provisions of the Indenture and past defaults under the Indenture and their consequences) with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

             No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency or with another debenture, herein prescribed or to convert this Debenture as provided in the Indenture.

             As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Debentures are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof, as provided in the Indenture and subject to certain limitations and exceptions therein set forth. Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

             No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             SECTION 2.04.  Form of Trustee's Certificate of Authentication.

             This is one of the Debentures referred to in the within-mentioned Indenture.

                                 FIRSTAR BANK MILWAUKEE, N.A., as Trustee


                                 By
                                      Authorized Signature


             SECTION 2.05.  Form of Election to Convert.


   To Swing-N-Slide Corp.:

             The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into shares of Common Stock of Swing-N-Slide Corp., in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

   Dated:

   Portion of Debenture to be
   converted ($1.00 or an integral
   multiple thereof):
   $


                                      Signature (for conversion only)
                                      Please Print or Type Name and
                                      Address, Including Zip code,
                                      and Social Security or Other
                                      Identifying Number










                                  ARTICLE III.

                                 THE SECURITIES

             SECTION 3.01. Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to Nine Million Four Hundred Ninety-Four Thousand Five Hundred Sixty-Two and 19/100 Dollars ($9,494,562.19) (plus any additional Securities paid in lieu of cash interest as permitted herein), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.08, 13.01 or 15.02.

             The Securities shall be known and designated as the "10% Convertible Subordinated Debentures due 2004" of the Company. Their Stated Maturity shall be February 15, 2004, and they shall bear interest at the rate of 10% per annum, from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on April 15 and October 15 commencing on the first such Interest Payment Date after the date of issuance, until the principal thereof is paid or made available for payment.

             The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that (i) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and (ii) until February 15, 1999 interest on the Securities may, at the option of the Company, be paid by the issuance of additional securities, in the form of the Securities, in the principal amount of the interest so payable, dated the Interest Payment Date for such interest payment, with interest payable as provided herein with a Stated Maturity of principal and interest as provided in the Securities and otherwise identical to the Securities.

             The Securities shall be redeemable as provided in Article XI.

             The Securities shall be convertible as provided in Article XIII.

             The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIV.

             SECTION 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1.00 and any integral multiple thereof, except that when interest is payable in Securities, the principal amount of the Securities shall be the amount of the interest so payable and any fractional amount will be paid in cash.

             SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

             Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

             Any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

             Each Security shall be dated the date of its authentication.

             No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

             SECTION 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

             If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
   Section 10.02, without charge to the Securityholder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

             SECTION 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

             Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount.

             At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

             All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

             Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Securityholder thereof or his attorney duly authorized in writing.

             No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.05 or
   13.02 not involving any transfer.

             The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unreturned portion of any Security being redeemed in part.

             SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

             If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

             In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

             Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

             Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

             The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or repayment of mutilated, destroyed, lost or stolen Securities.

             SECTION 3.07. Payment of Interest; Interest Rights Preserved. Except as provided in the last paragraph of this Section 3.07, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

             Subject to the last paragraph of this Section 3.07, any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Securityholder on the relevant Regular Record Due by virtue of having been such Securityholder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money (or, if the Defaulted Interest is payable in Securities, Securities) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money or Securities, as the case may be, when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days (unless a shorter time period shall be satisfactory to the Trustee) after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Securityholder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

             Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

             Interest whose Stated Maturity is after the date of conversion of any Security shall not be payable. In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall not be payable on such Interest Payment Date and shall not be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date.

             SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3) interest on such Security and for all other purposes whatsoever whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

             SECTION 3.09. Cancellation. All Securities surrendered to payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall, subject to any limitation imposed by law or regulation on the destruction of securities, be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall, subject to any limitation imposed by law or regulation on the destruction of securities, be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall, subject to any limitation imposed by law or regulation on the destruction of securities, be destroyed by the Trustee unless the Company instructs the Trustee by Company Order to return the Securities to the Company.

             SECTION 3.10.  Computation of Interest.  Interest on
   the Securities shall be computed for the actual number of days elapsed on the basis of a year of 365 days.

             SECTION 3.11. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee On Uniform Security Identification Procedures ("CUSIP"), the Company may cause CUSIP numbers (the "CUSIP Numbers") to be printed on the Securities and may direct the Trustee to use CUSIP Numbers in notices of redemption as a convenience to Holders of Securities. No representation is made as to the accuracy of the CUSIP Numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                   ARTICLE IV.

                           SATISFACTION AND DISCHARGE

             SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                  (1)  either:

                       (i) all Securities theretofore authenticated and delivered (other than (x) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (y) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered, to the Trustee for cancellation; or

                       (ii) all such Securities not theretofore delivered to the Trustee for cancellation:

                            (A)  have become due and payable; or

                            (B) will become due and payable at their Stated Maturity within one year; or

                            (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

        and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

   Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and the obligations of the Trustee to any Authenticating Agent under Section 6.14 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

             SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section
   4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

                                   ARTICLE V.

                                    REMEDIES

             SECTION 5.01. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XIV or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

                  (1) default in the payment of any interest upon any Security when it becomes due and payable and continuance of such default for a period of 10 days; or

                  (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity whether or not such payment is prohibited by the subordination provisions of this Indenture and continuance of such default for a period of 30 days; or

                  (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 10% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

             SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If any Event of Default other than an event of default described in Subsections 5.01(4) and 5.01(5) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due
   and payable.   If an Event of Default described in Subsections 5.01(4) and
   5.01(5) shall occur, then in every such case the unpaid principal balance hereof and all accrued and unpaid interest shall automatically become due and payable.

             At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum (or Securities, if applicable) sufficient to pay:

                       (A) all overdue installments of interest on all Securities;

                       (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities;

                       (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Securities; and

                       (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
        Section 5.13.

   No such rescission shall affect any subsequent default or impair any right consequent thereon.

             SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

                  (1) default is made in the payment of any installment of interest on any Security when such interest become due and payable and such default continues for a period of 30 days; or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof;

   the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel.

             If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

             If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

             SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention and in such proceeding or otherwise:

                  (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel) and of the Holders allowed in such judicial proceeding; and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

   and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to Holders, to pay to the Trustee any amount due it or any predecessor Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 6.07.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

             SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

             SECTION 5.06.  Application of Money Collected.  Subject to
   Article XIV, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or Securities, as the case may be, on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  to the payment of all amounts due the Trustee or
             any predecessor Trustee under Section 6.07; and

                  SECOND:  to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money or Securities, as the case may be, has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

             SECTION 5.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

             SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to convert such Security in accordance with Article XIII and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without consent of such Holder.

             SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

             SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
   Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

             SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

             SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities (determined as provided in Section 5.13) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, that:

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

                  (2) such direction shall not impose additional liability on the Trustee; and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

             SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities consent to the waiver of any past default hereunder and its consequences except a default:

                  (1) in the payment of the principal of (or premium, if any) or interest on any Security; or

                  (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

             Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

             For the purposes of this Section 5.13, Section 5.12 and paragraph (3) of Subsection 6.01(c) below in determining whether the Holders of the required principal amount of the Outstanding Securities have concurred in any such direction or consent, Outstanding Securities owned by the Company, or by any Affiliate of the Company, shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent, only Outstanding Securities which the Trustee knows are so owned shall be so disregarded.

             The record date for purposes of determining the identity of the Holders entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 5.12 and 5.13 shall be the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of holders furnished to the Trustee pursuant to Section 7.01 prior to such solicitation.

             SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with Article XIII.

             SECTION 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI.

                                   THE TRUSTEE

             SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                       (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                       (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities (determined as provided in Section 5.13) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

             SECTION 6.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any default of the character specified in Section 5.01(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

             SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01, which such section shall govern in the case of any conflict between Section 6.01 and this Section 6.03:

                  (1) the Trustee may rely and shall be protected in acting or refraining upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request, and the Company shall provide, an Officers' Certificate with respect to such matter and, in the absence of bad faith on its part, the Trustee may rely upon such Officers' Certificate;

                  (4) the Trustee may consult with counsel and request the written advice of such counsel or an Opinion of Counsel, which shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture; and

                  (9) the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless the holders of not less than 25% of the aggregate principal amount of the Securities then outstanding have notified the Trustee thereof.

             SECTION 6.04. Not Responsible for Recitals or Issuances of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

             SECTION 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

             SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

             SECTION 6.07. Compensation and Reimbursement. The Company agrees

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it herein (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust);

                  (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold them harmless against, any loss, liability or expense (except to the extent due to its negligence or bad faith) arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

             Whenever the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Clause (4) or (5) of
   Section 5.01, such expenses and all compensation for such services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law.

             SECTION 6.08. Disqualification; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

             (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90 day period, transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such failure.

             (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if:

                  (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if:

                       (i) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 3.05(b) or Section 3.07(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures; or

                       (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

                  (2) the Trustee or any of its directors or executive officers is an obligor upon the Securities or an underwriter for the Company;

                  (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                  (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or a executive or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent and depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, as trustee, whether under an indenture or otherwise;

                  (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                  (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of a underwriter for the Company;

                  (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                  (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or

                  (9) the Trustee owns, on April 15th in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after April 15th in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such April 15th. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6),
        (7) and (8) of this Subsection.

             (10) except under the circumstances described in paragraphs
        (1), (3), (4), (5), (6) of Subsection 6.13(b), the Trustee shall be or shall become a creditor of the obligor.

             The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.

             For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause
   (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

                  (d)  For the purpose of this Section:

                  (1) The term "underwriter," when used with reference to the Company, means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                  (2) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

                  (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                  (4) The term "voting security" means any security presently entitling the owner or holder to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                  (5) The term "Company" means any obligor upon the Securities.

                  (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated but shall not include the chairman of the board of directors.

                  (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                  (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                  (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                  (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                  (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                       (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                       (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                       (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                       (iv) securities held in escrow if placed in escrow by the issuer thereof;

        provided, however, that voting securities of any issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                  (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the ease of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rate or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

             SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provision of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

             SECTION 6.10.  Resignation and Removal; Appointment of
   Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Securities, delivered to the Trustee and to the Company.

                  (d)  If at any time:

                       (1) the Trustee shall fail to comply with Section 6.08(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

                       (2)  the Trustee shall cease to be eligible under
             Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                       (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

   then in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

             SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, power and trusts.

             No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

             SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

             SECTION 6.13. Preferential Collection of Claims Against Company. (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:

                  (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                  (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of; subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

        Nothing herein contained, however, shall affect the right of the
        Trustee:

                  (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims flied against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

                  (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

                  (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee has no reasonable cause to believe that a default, as defined in Subsection
        (c) of this Section, would occur within four months; or

                  (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

             For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

             If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting against the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness presented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization are pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such appointment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or a security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

             Any Trustee which has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

                       (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months' period; and

                       (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

                  (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

                  (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                  (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

                  (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                  (4) an indebtedness created as a result of services rendered or premises rented, or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

                  (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and

                  (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

             (c)  For the purposes of this Section only:

                  (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                  (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the appointment of the funds and property held in such special account;

                  (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                  (4) the-term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

                  (5) the term "Company" means any obligor upon the Securities; and

                  (6) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

             SECTION 6.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to and on behalf of the Trustee to authenticate Securities issued upon original issuance or upon exchange, registration or transfer or partial redemption or conversion thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to and as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

             Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

             An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

             The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

             If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

             This is one of the Debentures described in the within-mentioned Indenture.


                                      As Trustee


                                      By:
                                           As Authenticating Agent


                                      By:
                                           Authorized Officer



                                  ARTICLE VII.

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

             SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the
   Trustee:

                  (1) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                  (2) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

   excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

             SECTION 7.02. Preservation of Information Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                  (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

                  (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a); or

                  (2) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with
        Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligations or duty to such applicants respecting their application.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

             SECTION 7.03. Reports by Trustee. (a) In the event that there is a change in any of the information set forth below from that existing on the date hereof, then within 60 days after April 15th of such calendar year, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such April 15th with respect to the item below that has changed:

                  (1) its eligibility under Section 6.09 and its qualifications under Section 6.08, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

                  (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities outstanding on the date of such report;

                  (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b) (2), (3), (4) or (6);

                  (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                  (5) any additional issue of Securities which the Trustee has not previously reported; and

                  (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.02.

                       (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

                       (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

                       (d) The Trustee shall transmit by mail to all Holders who send a written request to the Trustee, as their names and addresses appear in the Security Register, a copy of the information, documents and reports filed with the Trustee pursuant to Section 7.04(1). The Trustee may destroy all information, documents and reports furnished to it pursuant to
             Section 7.04 upon receipt of new information, documents and reports so furnished.

             SECTION 7.04.  Reports by Company.  The Company shall:

                  (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                  (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents, and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII.

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

             SECTION 8.01. Company May Consolidate, etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety (whether such properties and assets are held by the Company directly or through its Subsidiaries) to any Person, unless:

                  (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as a entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 13.06;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

             SECTION 8.02. Successor Corporation Substituted. Upon any consolidation or merger by the Company with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as a entirety (whether such properties and assets are held by the Company directly or through its Subsidiaries) to any Person in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereunder, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX.

                             SUPPLEMENTAL INDENTURES

             SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee and the Company, for any of the following purposes:

                  (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 13.06; or

                  (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (4) shall not adversely affect the interests of the Holders in any material respect.

             SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than two-thirds in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any payment on or with respect to any Securities, or adversely affect the right to convert any Security as provided in Article XIII or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders; or

                  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (3)  modify any of the provisions of this Section or
        Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

             It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

             SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

             SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

             SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

             SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X.

                                    COVENANTS

             SECTION 10.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

             SECTION 10.02. Maintenance of Office or Agency. The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion or repurchase, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.
   The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

             The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

             SECTION 10.03. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest (if payable in cash) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest on any of the Securities so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

             Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest (if payable in cash) on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

             The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

             The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

             Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease: provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

             SECTION 10.04. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating, as to each signer thereof, that:

                  (1) a review of the activities of the Company and its Subsidiaries during such year and of performance under this Indenture has been made under his supervision; and

                  (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

             SECTION 10.05. Further Instruments and Acts. From time to time the Company will, at its own expense and upon request of the Trustee, execute and deliver or cause to be executed and delivered such further instruments and do such further acts as may reasonably be necessary or desirable to carry out the purposes of this Indenture or to secure the rights and remedies hereunder of the Holders.

                                   ARTICLE XI.

                        OPTIONAL REDEMPTION OF SECURITIES

             SECTION 11.01. Right of Redemption. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time and from time to time at the Redemption Price specified in the form of Security hereinbefore set forth for optional redemptions, together with accrued interest to the Redemption Date.

             SECTION 11.02. Applicability of Article. Redemption of Securities at the election of the Company as permitted by any provision of this Indenture shall be made in accordance with such provision and this Article.

             SECTION 11.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution. The Company shall, at least 45 but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

             SECTION 11.04. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1.00 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1.00.

             If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

             The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

             For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

             SECTION 11.05. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 45 nor more than 60 days prior to the Redemption Date, to each Securityholder to be redeemed, at his address appearing in the Security Register.

             All notices of redemption shall identify the Securities to be redeemed (including the respective CUSIP Numbers of such Securities) and state:

                  (1)  the Redemption Date;

                  (2)  the Redemption Price;

                  (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date;

                  (5) the conversion rate, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion; and

                  (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

             Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or at the Company's request, (which request shall be delivered to the Trustee together with the notice of redemption to the Trustee pursuant to Section 11.03 and shall set forth the information required by clauses (2), (5) and (6) of this Section 11.05), by the Trustee in the name and at the expense of the Company.

             SECTION 11.06. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

             If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Securityholder or Holder of any Predecessor Security to receive unpaid accrued interest as provided in the second paragraph of
   Section 13.03) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

             SECTION 11.07. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of the Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

             If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

             SECTION 11.08. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Securityholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE XII.

             [Reserved]



                                  ARTICLE XIII.
                            CONVERSION OF SECURITIES

             SECTION 13.01. Right of Conversion. The Holder of any Security or Securities shall have the right at any time prior to maturity, at his option, to convert, subject to the terms and provisions of this Article XIII, the principal of any such Security or Securities (or any portion of the principal thereof which is $1.00 or an integral multiple of $1.00) into fully paid and nonassessable (except as otherwise provided by law) shares of Common Stock of the Company at the rate of one share of Common Stock for each: $4.80 principal amount of Securities issued hereunder to GreenGrass Holdings, James R. Rastetter, Brian K. Zeilinger, and Richard
   G. Mueller in exchange for debentures of the Company presently held by such persons, and any Securities issued with respect thereto as interest payments; $4.70 principal amount of Securities issued hereunder pursuant to the Company's registration statement on Form S-2, and any Securities issued with respect thereto as interest payments; or, in case an adjustment therein has taken place pursuant to the provisions of Section 13.04, then at the rate as so adjusted (except that with respect to any Security or Securities, or any such portion, which shall be called for redemption, such right shall terminate, except as provided in the last paragraph of Section 13.02, at the close of business on the fifth Business Day prior to the Redemption Date for such Security or Securities or portion, unless the Company shall default in payment due upon redemption thereof). Such right shall be exercised by the surrender of the Security or Securities, the principal of which is so to be converted, to the Company at any time during usual business hours at any office or agency to be maintained by it in accordance with the provisions of Section 10.02, accompanied by written notice that the Holder elects to convert such Security or Securities or any portion thereof and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder or his attorney duly authorized in writing and transfer tax stamps or funds therefor, if required pursuant to Section 13.10. For convenience, the conversion of all or a portion, as the case may be, of the principal of any Security (including without limitation any Security issued in lieu of interest in accordance with Section 2.02 hereof) into the Common Stock of the Company is hereinafter sometimes referred to as the conversion of such Security. All Securities surrendered for conversion shall, if surrendered to the Company or any conversion agent, be delivered to the Trustee for cancellation and canceled by it or, if surrendered to the Trustee, shall be canceled by it, and, subject to the next succeeding sentence, no Securities shall be issued in lieu thereof. In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of such Security.

             A Security shall continue to be convertible, in whole or in part, even though the Company may have given notice of redemption with respect to the Security or any part thereof, so long as the Holder's election to convert shall have been delivered to the Company prior to the close of business on the fifth Business Day prior to the Redemption Date for such Security or portion thereof.

             SECTION 13.02.  Issuance of Common Stock; Time of Conversion.
   As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion, the Company shall deliver or cause to be delivered at any office or agency to be retained by it in accordance with the provisions of Section 10.02 to or upon the written order of the Holder of the Security or Securities so surrendered a certificate or certificates representing the number of fully paid and nonassessable (except as otherwise provided by law) shares of Common Stock of the Company into which such Security or Securities (or portion thereof) may be converted together with payment in lieu of any fraction of a share, as provided in Section 13.05. Subject to the following provisions of this paragraph and of Section 13.04, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Security or Securities shall have been surrendered in satisfactory form for conversion (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender), so that the rights of the Holder as a Holder shall cease with respect to such Security or Securities (or the portion thereof) being converted at such time, and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the conversion rate in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the conversion rate in effect at, such time on such next succeeding day.

             If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

             SECTION 13.03. No Adjustments in Respect of Interest or Dividends. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

             Within ten (10) calendar days after receipt of any Security and an election to convert all or a portion of the principal amount of such Security pursuant to the terms of this Indenture, the Company will pay to the Holder any unpaid interest, accrued to the date of conversion of such Security, on the principal amount converted; provided that until February 15, 1999, such interest may, at the option of the Company, be paid by the issuance of an additional debenture as described in Section 2.02 of this Indenture.

             SECTION 13.04. Adjustment of Conversion Price. The conversion rate shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the Holder of any Security there surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph
        (e) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion rate in effect at the opening of business on the day following the day fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stocks offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                  (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), evidences of its indebtedness or assets (excluding cash dividends paid out of the retained earnings of the Company) or rights or warrants to subscribe or purchase (excluding those referred to in paragraph (b) above), (hereinafter collectively referred to as "Distributions on Common Stock"), then in each such case, the Company shall deliver to the Holder the Distribution on Common Stock to which the Holder would be entitled if it had converted the Security for Common Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock.

                  (d) The reclassification (including any reclassification upon a merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock (other than any reclassification upon a consolidation or merger to which
        Section 13.06 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (e) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

                  (e)  For the purpose of any computation under paragraphs
        (b) and (d) of this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty consecutive Business Days selected by the Company commencing with the forty-fifth Business Day before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted in trading or, if not listed or admitted in trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange or American Stock Exchange member firm selected from time to time by the Company for that purpose. If the current market price per share of Common Stock cannot be determined in accordance with the above procedures under this paragraph (e), such current market price shall be determined in good faith by the Board of Directors of the Company.

                  (f) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% of such rate; provided, however, that the Company may make any such adjustment at its election and provided, further, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 13.04 notwithstanding, the Company may make such reductions in the conversion rate, in addition to those required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (g) Whenever the conversion rate is adjusted as herein provided:

                       (1) the Company shall compute the adjusted conversion rate in accordance with paragraph (a) and shall prepare an Officers' Certificate setting forth the adjusted conversion rate, the effective date of the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities; and

                       (2) notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed or caused to be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

                  (h) For the purpose of this Section 13.04, the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of the date of this Indenture, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

             SECTION 13.05. No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities for specified portions thereof so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities or specified portions thereof, the Company shall pay a cash adjustment in respect of such fraction in amount equal to the same fraction of the current market price per share of Common Stock (determined as provided in paragraph (e) of Section 13.04) at the close of business on the day of conversion.

             SECTION 13.06. Consolidation, Merger or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company (whether such assets are held by the Company directly or indirectly through its Subsidiaries), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible, pursuant to Section 13.01, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

             Notice of the execution of such a supplemental indenture shall be given by the Company to each Holder by mailing or causing to be mailed such notice to his last address appearing on the Security Register.

             The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or cash or property receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any such adjustment, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

             SECTION 13.07.  Prior Notice of Certain Events.  In case:

             (1) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than cash dividends paid out of the earned surplus of the Company and dividends payable in Common Stock); or

             (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

             (3) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

             (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

   then the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his last address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

             SECTION 13.08. Shares to be Reserved; Accounting Treatment of Consideration. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of Securities as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Securities. The Company covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

             The Company covenants that, upon conversion of Securities as herein provided, there will be credited to the Common Stock capital account from the consideration for which the shares of Common Stock issuable upon such conversion are issued an amount per share of Common Stock so issued as determined by the Board of Directors, which amount shall not be less than the amount required by law and by the Company's articles of incorporation, as amended and restated, as in effect on the date of such conversion. For the purposes of this covenant the liquidation preference of the Securities converted, less any cash paid in respect of fractional share interests upon such conversion, shall be deemed to be the amount of consideration for which the shares of Common Stock issuable upon such conversion are issued.

             SECTION 13.09. Registration and Listing of Shares. The Company covenants that if any shares of Common Stock, required to be reserved for purposes of conversion of Securities hereunder, require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock of the Company is listed on the American Stock Exchange or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of Securities.

             SECTION 13.10. Taxes and Charges. The issuance of certificates for shares of Common Stock upon the conversion of Securities shall be made without charge to the converting Holder of Securities for such certificates or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

             SECTION 13.11. Trustee and Conversion Agents Not Liable. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities with respect to the establishment of the conversion rate, or to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or cash or other property which may at any time be issued or delivered upon the conversion of any Security, or makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, subject to Section 6.01, with any of the covenants of the Company contained in this Article XIII.


                                  ARTICLE XIV.

                           SUBORDINATION OF SECURITIES


             SECTION 14.01. Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security by his acceptance thereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

             SECTION 14.02. Payment Over of Proceeds Upon Dissolution Etc. Upon any distribution of assets of the Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, in money or money's worth, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

             In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Trustee, or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

             For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Article with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding: provided, however, that (i) Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as a entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in
   Article VIII.

             SECTION 14.03. Prior Payment to Senior Indebtedness Upon Acceleration of Securities. In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

             In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Securities prohibited by the foregoing provisions of this Section, and if such facts shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

             The provisions of this Section shall not apply to any payment with respect to which Section 14.02 would be applicable.

             SECTION 14.04.  No Payment When Senior Indebtedness in Default.
   (a) In the event and during the continuation of any default in the payment of principal (or premium, if any) or interest on any Newco Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Newco Indebtedness shall have occurred and be continuing permitting the holders of such Newco Indebtedness (or a trustee on behalf of the holders thereof) to declare such Newco Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or
   (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

             In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Newco Indebtedness.

             The provisions of this Section shall not apply to any payment with respect to which Section 14.02 would be applicable.

             SECTION 14.05. Payment Permitted if No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (x) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 14.02 or under the conditions described in Section 14.03 or 14.04, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (y) the application by the Trustee or the retention thereof by the Holders of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities if, at the time of such application, the Trustee did not have knowledge that such payment would have been prohibited by the provisions of this Article.

             SECTION 14.06. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the Company or to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Securities.

             SECTION 14.07.  Provisions Solely to Define Relative Rights.
   The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company, or is intended to or shall affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee, or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder, and nothing herein shall prevent the conversion of any Security (or part thereof) in accordance with the terms hereof.

             SECTION 14.08. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

             SECTION 14.09. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

             Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release otherwise or otherwise deal with any property pledged, mortgaged or securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

             SECTION 14.10. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), the notice with respect to such money provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

             Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

             SECTION 14.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, amounts paid or distributed thereon and all other distributions made pursuant to this Article.

             SECTION 14.12. Trustee Not Fiduciary For Holders of Senior Indebtedness. The Trustee shall not be deemed to have any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities in which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

             SECTION 14.13. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it to the same degree as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

             Nothing in this Article shall apply to claims on, or payments to, the Trustee or any predecessor Trustee under or pursuant to Section 6.07.

             SECTION 14.14. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as defined in this Article shall in such case, unless the context otherwise implies, be construed as extending to and including such Paying Agent in its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee, provided, however, that Section 14.13 shall not apply to the Company if it acts as Paying Agent.

                                   ARTICLE XV.

                     REPURCHASE OF SECURITIES BY THE COMPANY
                    UPON THE OCCURRENCE OF A CONTINGENT EVENT

             SECTION 15.01. Obligation to Repurchase. Upon the occurrence of any Contingent Event, the Holder shall have the right, at such Holder's option, to require Company to redeem, all or part of such Holder's Securities on the date (the "Repurchase Date") provided in Section 15.02(c), at a repurchase price (the "Repurchase Price") equal to the principal amount of Securities so purchased plus accrued and unpaid interest on the principal amount of Securities so purchased to the Repurchase Date. This right to require repurchase may not be exercised at any time when the subordination provisions of this Indenture would not permit the Company to make a payment of principal, premium or interest on the Securities.

             SECTION 15.02.  Notice; Method of Exercising Repurchase Right.

             (a) Promptly (and in any event within ten (10) calendar days) after the occurrence of any Contingent Event, and not more than thirty
   (30) calendar days before such Contingent Event, the Company or, at the written request of the Company to be communicated to the Trustee at the same time the notice referred to in the second to last sentence of this paragraph is given, the Trustee shall, at the Company's expense, give notice of the occurrence of a Contingent Event and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder of Securities at such Holder's address appearing in the Security Register. The Company shall notify the Trustee of the occurrence of a Contingent Event as promptly as practical (but in no event more than five days) after such occurrence. No failure of the Company to give the foregoing notice shall limit the Company's obligation repurchase Securities.

             (b) Such repurchase option shall be exercised by written notice from the Holder to the Company under subsection (c) hereof given at any time from and after the thirtieth (30th) calendar day before such Contingent Event through the thirtieth (30th) calendar day after such Contingent Event (or, if later, through the thirtieth (30th) calendar day after the Holder receives written notice from the Company or Trustee, as the case may be, of such Contingent Event).

             (c) In order to exercise its rights to require a repurchase under this Article XV, the Holder shall send to the Company a written notice demanding prepayment under this Article XV and specifying the date of such prepayment (which shall not be less than fifteen (15) calendar days after receipt of such notice by the Company, but in no event earlier than such Contingent Event, except that such date may be the same date as a Contingent Event if requested by the Holder).

             SECTION 15.03.  Certain Definitions.  As used in this Article:

                  (1) "Contingent Event" means any one or more of the following events which shall occur subsequent to the date of the first issuance of the Securities under this Indenture:

                       (i) the Company shall convey, transfer or lease all or substantially all of its assets (whether held directly or indirectly through Subsidiaries) to any Person (other than to a Subsidiary of the Company);

                       (ii) any Person (other than the Company), including a "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) that includes such Person, shall acquire, directly or indirectly, beneficial ownership, in the aggregate, of (x) 50 percent or more of the Common Stock, or
        (y) securities representing 50 percent or more of the combined voting power of the Company's voting securities, in either case, outstanding on the date immediately prior to the date of the last such acquisition by such Person; or

                       (iii) on any day (a "Calculation Date") (x) (A) the Company shall distribute cash, securities or other properties, including cash dividends (other than Common Stock, or rights or warrants to acquire Common Stock or preferred stock substantially equivalent to Common Stock) to holders of Common Stock, whether by means of dividend, reclassification, recapitalization or otherwise, or (B) the Company shall acquire, directly or indirectly, beneficial ownership of Common Stock; and (y) the sum of the Applicable Percentages (as defined below) of all such distributions and acquisitions which have occurred on the Calculation Date and during the 365-day period immediately preceding the Calculation Date shall exceed 30 percent.

                  (2) "Applicable Percentage" means (x) In the case of each distribution referred to in clause (iii) above, the percentage determined as of the Calculation Date of each such distribution by dividing the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of such distribution, by the fair market value (based on the then current market price) of all of the shares of Common Stock outstanding on the day immediately prior to such Calculation Date; and (y) in the case of each acquisition referred to in clause (iii) above, the percentage determined as of the Calculation Date of each such acquisition by dividing all amounts expended by the Company (such amounts, if other than in cash, as determined in good faith by the Board of Directors, whose determination shall be conclusive) in connection with the acquisition of any shares of Common Stock, by the fair market value (based on the then current market price) of all of the shares of Common Stock outstanding on the day immediately prior to such Calculation Date.



             This instrument may be executed in any number of counterparts, each of which so executed shall be deemed as an original, but all such counterparts shall together constitute but one and the same instrument.







            [The remainder of this page is intentionally left blank.]


             IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                      SWING-N-SLIDE CORP.



                                      By   /s/ Richard E. Ruegger
                                      Name Richard E. Ruegger       ItsVice-
   President/ CFO

   Attest:

   By   /s/ D. Hammelman
   Name David H. Hammelman
   Its  Vice President - HR & Admin.
                                      FIRSTAR BANK MILWAUKEE, N.A., as
                                      Trustee


                                      By   /s/ Peter M. Brennan
                                      Name Peter M. Brennan
                                      Its  Trust Officer
   Attest:

   By   /s/ Charles F. Pedersen
   Name Charles F. Pedersen
   Its  Trust Officer

   STATE OF WISCONSIN            )
                                 ) ss
   COUNTY OF ROCK                )


             On the  27   day of   March    , 1998, before me personally
   came Richard E. Ruegger, to me known, who, being by me duly sworn, did
   depose and say that he is   CFO        of Swing-N-Slide Corp., one of the
   corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                 /s/ Cese Diotts Turner
   [Notary Seal]                      Notary Public
                                   Rock             County, Wisconsin
                                 My Commission expires 10-15-00





   STATE OF WISCONSIN       )
                            )ss
   COUNTY OF MILWAUKEE      )


             On this   27    day of   March       , 1998, before me
   personally came Peter M. Brennan, to me known, who, being by me duly sworn, did depose and say that he is a Trust Officer of Firstar Bank Milwaukee, N.A., one of the corporations or associations described in and which executed the above instrument; that he knows the seal of said corporation or association; that one of the seals affixed to said instrument is such seal; that it was so affixed by authority of the By-laws of said corporation or association; and that he signed his name thereto by like authority.



                                 /s/ Janice S. Grezinski

   [Notary Seal]                      Notary Public

                                 Milwaukee, Wisconsin
                                 My Commission expires  2-4-01


   STATE OF WISCONSIN       )
                            ) ss
   COUNTY OF ROCK           )


             On the  27    day of    March    , 1998, before me personally
   came David H. Hammelman , to me known, who, being by me duly sworn, did depose and say that he is
    VP - HR    of Swing-N-Slide Corp., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                 /s/ Cese Diotts Turner
   [Notary Seal]                      Notary Public
                                   Rock               County, Wisconsin
                                 My Commission expires 10-15-00





   STATE OF WISCONSIN       )
                            ) ss
   COUNTY OF MILWAUKEE      )


             On this    27    day of  March , 1998, before me personally came
   Charles F. Pedersen, to me known, who, being by me duly sworn, did depose
   and say that he is a   Trust Officer   of Firstar Bank Milwaukee, N.A.,
   one of the corporations or associations described in and which executed the above instrument; that he knows the seal of said corporation or association; that one of the seals affixed to said instrument is such seal; that it was so affixed by authority of the By-laws of said corporation or association; and that he signed his name thereto by like authority.



                                 /s/ Janice S. Grezinski

   [Notary Seal]                      Notary Public
                                 Milwaukee County, Wisconsin
                                 My Commission expires  2-4-01



   STATE OF WISCONSIN       )
                            )ss
   COUNTY OF                )


             On the          day of               , 1998, before me
   personally came                         , to me known, who, being by me
   duly sworn, did depose and say that he is ___________ of Swing-N-Slide Corp., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                 ___________________________________
   [Notary Seal]                      Notary Public
                                                    County, Wisconsin
                                 My Commission expires______________





   STATE OF WISCONSIN       )
                            )ss
   COUNTY OF MILWAUKEE      )

             On this           day of                  , 1998, before me
   personally came                          known, who, being by me duly
   sworn, did depose and say that he is a
                   of Firstar Bank Milwaukee, N.A., one of the corporations or associations described in and which executed the above instrument; that he knows the seal of said corporation or association; that one of the seals affixed to said instrument is such seal; that it was so affixed by authority of the By-laws of said corporation or association; and that he signed his name thereto by like authority.



                                 ___________________________________
   [Notary Seal]                      Notary Public
                                 Milwaukee County, Wisconsin
                                 My Commission expires______________